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                                                                      Exhibit 10

                                AMENDMENT NO. 1

                                      TO

                             EMPLOYMENT AGREEMENT


     This Amendment No. 1 dated as of April 15, 1998 (the "Amendment") to the Employment Agreement dated as of November 7, 1995 (the "Agreement") by and between Gary B. Eichhorn and Open Market, Inc. (the "Company"), is entered into by and between Gary B. Eichhorn and the Company.

     For valuable consideration, receipt of which is hereby acknowledged, the parties hereby agree as follows:

1. The Executive and the Company hereby confirm that the Executive's annual Base Salary and Annual Bonus for the Employment Year December 7, 1997 through December 7, 1998 shall be as specified in the minutes of the Compensation Committee of the Board of Directors for the meeting held on February 3, 1998 (which minutes shall not be subject to amendment for purposes of this provision).

2. Subparagraphs 2(b) and (c) of the Agreement are hereby deleted in their entirety and the following shall be inserted in lieu thereof:

          (b) Notwithstanding the foregoing, on each anniversary of the Commencement Date commencing with the second anniversary of such date, Executive's employment hereunder shall be automatically extended for one
     (1) year unless either Executive or the Company shall have given written notice to the other of a desire that such automatic extension not occur, which notice was given no later than ninety (90) days prior to the relevant anniversary of the Commencement Date. If the Company gives Executive such written notice, Executive shall be entitled to an aggregate payment, payable as follows: (i) if a Change of Control (as defined below) has not occurred prior to the termination upon expiration of the Employment Term, in twelve substantially equal monthly installments after the expiration of the Employment Term or (ii) if a Change of Control has occurred prior to or upon termination upon the expiration of the Employment Term, in a lump-sum within thirty (30) days after the expiration of the Employment Term, equal in all cases to the sum of (x) the annual Base Salary in effect immediately prior to such expiration, plus (y)(A) if a Change of Control has not occurred prior to termination upon the expiration of the Employment Term, the Annual Bonus payable pursuant to Paragraph 4 for the Employment Year (as defined below) or full fiscal year, as the case may be, immediately preceding such expiration date, or (B) if a


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     Change of Control has occurred prior to or upon the termination upon expiration of the Employment Term, the greater of (1) the Annual Bonus payable pursuant to Paragraph 4 for the Employment Year, or full fiscal year, as the case may be, immediately preceding such expiration date or (2) one half of the Highest Annual Bonus (as defined in Paragraph 11), provided, however, in all cases that the Company shall not be obligated
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     to make, and the Executive shall not be entitled to receive, such post-
     employment payments if (x) the Company does not elect to extend the Executive's employment for "Cause" (as defined in Paragraph 9) provided the Company provides a Notice of Termination no later than the date of expiration of the Employment Term or (y) such failure to extend by the Company occurs after December 7, 2000.

          (c) In addition, if the Company gives Executive such written notice and as a result Executive is entitled to receive the post-employment payment described in subparagraph (b) of this Paragraph 2, then effective upon the date of expiration of the Employment Term, any options held by Executive entitling him to purchase securities of the Company (or shares of capital stock for which securities of the Company have been exchanged in a Business Combination (as defined below)), which are then subject to vesting, then (i) if a Change of Control has not occurred prior to the termination upon the expiration of the Employment Term, then and to the extent such options are subject to vesting, such options shall be automatically modified to accelerate such vesting by one year, and (ii) if a Change of Control has occurred prior to the termination upon the expiration of the Employment Term, then such options shall be automatically accelerated and become immediately exercisable in full.

          Notwithstanding the above provisions of this subparagraph 2(c)(ii), if during the nine month period subsequent to the date of the Amendment No. 1 to this Agreement, if (a) a Change of Control (as defined below) occurs as a result of a Business Combination and (b) the acquiring entity and the Company desire to account for such Business Combination as a "pooling-of-interests" business combination, as defined by Accounting Principles Board Opinion No. 16 (or its successor) and (c) the right to acceleration of the exercisability of all outstanding unvested options to purchase common stock of the Company (or shares of capital stock for which such shares of common stock of the Company have been exchanged in a Business Combination) precludes the Business Combination to be accounted for as a pooling-of-interests business combination, as determined by the Company's Chief Financial Officer, then the provisions of this subparagraph 2(c) are revoked and shall have no force or effect, but any options held by Executive entitling him to purchase securities of the Company (or shares of capital stock for

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     which such shares of common stock of the Company have been exchanged in a
     Business Combination), which options are subject to vesting, shall be automatically modified to accelerate such vesting by one year.

3. Paragraph 4 of the Agreement is hereby amended by adding the following as subparagraph (c):

          (c) In the event of the occurrence of a Change of Control (as defined below), in addition to Executive's rights under other provisions of this Agreement, following the occurrence of the Change of Control (the "Effective Date"), Executive shall be entitled to receive such annual bonus for the one year period commencing on the Effective Date as may be determined by the Board of Directors, but in each event no less than the annual bonus paid or payable in respect of the last full fiscal year preceding the Effective Date the amount of which bonus was determined by the Compensation Committee prior to such Change of Control.

4. Paragraph 5 of the Agreement is amended by adding the following as subparagraph (d):

          (d) Benefits Following a Change of Control. In the event of the occurrence of a Change of Control, in addition to Executive's rights under other provisions of this Agreement, for the one year period commencing on the Effective Date, (i) Executive shall be entitled to participate in all incentive plans, practices, policies and programs, all benefits under welfare benefit, savings and retirement plans, practices, policies and programs (including, without limitation, medical, prescription, dental, disability, employee life, group life, split-dollar life, accidental death and travel accident insurance plans and programs) and paid vacation in accordance with the plans, practices, policies and programs provided by the Company and its affiliated companies applicable generally to senior executives of the Company and its affiliated companies, but in no event shall such plans, practices, policies and programs provide the Executive with benefits less favorable, in the aggregate, than the most favorable of such plans, practices, policies and programs in effect for Executive at any time during the 120-day period immediately preceding the Effective Date or, if more favorable to the Executive, those provided generally at any time after the Effective Date to other senior executives of the Company and its affiliated companies, and (ii) Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him in accordance with the policies, practices and procedures of the Company in effect immediately prior to the Effective Date.

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5.   Subparagraph 7(b) of the Agreement is hereby amended by deleting the first two sentences thereof and inserting in their place the following:

     Executive shall be considered to be totally and permanently disabled hereunder if he is absent from his duties with the Company on a full-time basis for six (6) months as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or his legal representative.

6. Paragraph 8 of the Agreement is hereby amended by adding at the end of the second paragraph thereof the following:

     , except as otherwise provided in this Agreement.

7. The definition of "Good Reason" in Paragraph 8 of the Agreement is hereby amended by deleting the word "or" at the end of clause (v), deleting the period at the end of clause (vi) and inserting in lieu thereof the following:

     ; or

     (vii) after a Change of Control, the Company's requiring the Executive to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control.

8. The definition of a "Change of Control" in Paragraph 8 of the Agreement is hereby amended to include the following after the word "Director" in the seventh line of Section (i) on page 8 of the Agreement:

     , but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" (as such term is used in Section 13(d) of the Exchange Act or any successor provision) other than the Board of Directors.

9. Paragraph 9 of the Agreement is hereby amended by adding at the end of the first paragraph thereof the following:

     Any Notice of Termination for Cause given after the occurrence of a Change of Control must be given within ninety (90) days of the Board learning of the event(s) or circumstance(s) which the Board believes constitute(s) Cause.

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10.  Paragraph 9 of the Agreement is hereby further amended by deleting clause
     (2) thereof and inserting in lieu thereof the following:

               (2) a period of thirty (30) days has elapsed since delivery of such notice during which Executive was afforded an opportunity to cure the reasons for the Company's intention to terminate for Cause.

11. Paragraph 10 of the Agreement is hereby amended by adding at the end thereof the following:

     The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing his or the Company's rights hereunder.

12. Clause (ii) of Subparagraph 11(a) of the Agreement is hereby deleted through the words "Termination Date" and the following shall be inserted in lieu thereof:

          (ii)(A) if a Change of Control has not occurred prior to the effective date of such termination, the Annual Bonus payable pursuant to Paragraph 4 for the Employment Year or full fiscal year, as the case may be, which ended immediately preceding such Termination Date or (B) if a Change of Control has occurred prior to or on the Termination Date, then the greater of (1) the Annual Bonus payable pursuant to Paragraph 4 for the Employment Year, or full fiscal year, as the case may be, which ended immediately preceding such Termination Date or (2) one half of the Highest Annual Bonus:

13. Subparagraph 11(a) is further amended by adding at the end of such subparagraph the following:

     The "Highest Annual Bonus" shall mean the higher of (1) the highest annual cash bonus paid to Executive in the last two fiscal years prior to the date of the Change of Control and (2) the annual bonus paid or payable (including any bonus or portion thereof which has been earned but deferred (and annualized for any fiscal year consisting of less than twelve full months or during which the Executive was employed for less than twelve full months), for the most recently completed fiscal year during the one year period after the date of a Change of Control, if any.

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14.  Paragraph 14 of the Agreement is hereby amended by deleting the last sentence thereof and the following shall be inserted in lieu thereof:

          The amount due to Executive (or his estate) under this Paragraph 14 in payment of any bonus, other than the Annual Bonus, shall be a proportionate amount of the bonus that would otherwise have been due to Executive as if such termination had not occurred, and which proportion shall be based on the number of elapsed days in the applicable bonus period prior to the Termination Date. The amount due to Executive (or his estate) under this Paragraph 14 in payment of the Annual Bonus shall be (i) if a Change of Control has not occurred prior to the effective date of such termination, then a proportionate amount of the bonus that would otherwise have been due to Executive as if such termination had not occurred, or (ii) if a Change of Control has occurred prior to or on the effective date of such termination, then a proportionate amount of the greater of (x) the Annual Bonus payable pursuant to Paragraph 4 for the Employment Year ended immediately preceding such Termination Date or (y) the Highest Annual Bonus, and which proportion in all cases shall be based on the number of elapsed days in the applicable bonus period prior to the Termination Date.

15. Paragraph 12 of the Agreement is hereby deleted in its entirety and the following shall be inserted in lieu thereof:

          "Effect of Termination upon Equity Compensation.  In the event (a)
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     Executive's employment hereunder is terminated by him for a Good Reason or by the Company other than for either Cause or total and permanent disability, and (b) the Executive is entitled to the payments provided in Paragraph 11, then effective upon the Termination Date, any options held by Executive entitling him to purchase securities of the Company (or shares of capital stock for which securities of the Company have been exchanged in a Business Combination), which options are subject to vesting, shall become immediately exercisable in full."

          Notwithstanding the above, if during the nine-month period subsequent to the date of the Amendment No. 1 to this Agreement, (a) a Change of Control occurs as a result of a Business Combination and (b) the acquiring entity and the Company desire to account for such Business Combination as a "pooling-of-interests" business combination, as defined by Accounting Principles Board Opinion No. 16 (or its successor) and (c) the right to the acceleration of the exercisability of all outstanding unvested options to purchase Common Stock of the Company (or shares of capital stock for which securities of the Company have been exchanged in a Business Combination) precludes the Business Combination to be accounted for as a pooling-of-interests business combination, as determined by the Company's Chief Financial Officer, then the provisions of this Section 2 are revoked and shall have no force or effect, but any options held by Executive entitling him to purchase securities of the Company (or shares of capital stock for which

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     securities of the Company have been exchanged in a Business Combination), which options are subject to vesting, shall be automatically modified to accelerate such vesting by one year.

16. Paragraph 18 is hereby amended by changing the title thereof to "Mitigation; Full Settlement" and the following shall be inserted at the end of such paragraph:

     The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive (under this Agreement or otherwise) or others.

17. Paragraph 19(1) is hereby amended by adding at the end of such paragraph the following:

     The Company shall pay such fees and expenses as incurred. Notwithstanding the first sentence of this paragraph, Executive shall have no obligation to reimburse the Company with respect to any fees or expenses incurred after a Change of Control. In addition, after a Change of Control, the Company shall pay interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended.

18.  The Agreement is further amended by adding the following as Section 20:

          20.  Termination Prior to Change of Control.  Anything in this
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     Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Executive's employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or anticipation of a Change of Control, then for all purposes of this Agreement such termination shall be treated as occurring after a Change of Control.

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19.  Except as amended hereby, the Agreement shall remain in full force and effect.

20. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first written above.


                                    OPEN MARKET, INC.


                                    /s/ Regina O. Sommer
                                    --------------------------------------
                                    Name:  Regina O. Sommer
                                    Title: Senior Vice President
                                           and Chief Financial Officer


                                    /s/ Gary B. Eichhorn
                                    -----------------------------------------
                                    Gary B. Eichhorn

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